Exhibit 10.2

Form Of Master Custodian Agreement

This Agreement made as of January 4, 2016, and to have an effective date on January 1, 2016, is by and between each commodity pool entity set forth on Schedule A hereto (each such commodity pool entity and each commodity pool entity made subject to this Agreement in accordance with Section 22.5 below shall hereinafter be referred to as a “Fund”) and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”).

Witnesseth:

Whereas, the Fund is authorized to issue common units of beneficial interest (“Shares”);

Whereas, the Fund will issue and redeem Shares only in aggregations known as “Baskets,” generally in exchange for a specified cash payment, as more fully described in the currently effective prospectus and statement of additional information of the Fund related to the Fund (collectively, the “Prospectus”);

Whereas, WisdomTree Commodity Services, LLC or WisdomTree Coal Services, LLC, as applicable, serves as the managing owner and/or sponsor, and commodity pool operator, of the Fund (the “Managing Owner” or “Sponsor”); and

Whereas, the Sponsor on behalf of the Fund has selected and desires to retain the Custodian to act as custodian of Fund assets, and the Custodian is willing to provide such services to the Fund upon the terms and conditions hereinafter set forth.

Now, Therefore, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

Section 1.     Employment of Custodian and Property to be Held by It

The Sponsor on behalf of the Fund hereby employs the Custodian as a custodian of assets of the Fund, including securities which the Fund desires to be held in places within the United States (“domestic securities”) and securities it desires to be held outside the United States (“foreign securities”). The Fund agrees to deliver to the Custodian all securities and cash of the Fund, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such shares as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Fund which is not received by it or which is delivered out in accordance with Proper Instructions (as such term is defined in Section 8 hereof), so long as the Custodian has met its standard of care as specified in Section 16.1 of this Agreement.

With respect to uncertificated shares or other interests (the “Underlying Shares”) in collective investment vehicles, including, among others, registered “investment companies” (as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended from time to time, the holding of confirmation statements that identify the shares as being recorded in the Custodian’s name on behalf of the Fund will be deemed custody for purposes hereof.

Upon receipt of Proper Instructions, the Custodian shall on behalf of the Fund appoint one or more banks, trust companies or other entities located in the United States and designated in such Proper Instructions to act as a sub-custodian for the purposes of effecting such transaction(s) as may be designated by the Fund. Each such designated sub-custodian is referred to herein as a “Special Sub-Custodian.” The Custodian may place and maintain the Fund’s foreign securities with foreign banking institution sub-custodians employed by the Custodian and/or foreign securities depositories, in accordance with the applicable provisions of Sections 3 and 4 hereof.

Section 2.     Duties of the Custodian with Respect to Property of the Fund to be Held in the United States

Section 2.1      Holding Securities. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property to be held by it in the United States, including all domestic securities owned by such Fund other than (a) securities which are maintained pursuant to Section 2.9 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a “U.S. Securities System”) and (b) Underlying Shares owned by the Fund which are maintained pursuant to Section 2.11 hereof in an account with State Street Bank and Trust Company or such other entity which may from time to time be appointed by the Fund to act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions (the “Underlying Transfer Agent”).

Section 2.2      Delivery of Domestic Securities. The Custodian shall release and deliver domestic securities owned by a Fund held by the Custodian, in a U.S. Securities System account of the Custodian or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions on behalf of the applicable Fund, specifying (a) the domestic securities of the Fund to be delivered and (b) the person or persons to whom delivery of such securities shall be made.

Section 2.3      Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other investment companies or funds having the same investment adviser or managing owner as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.8 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Fund under the terms of this Agreement shall be in “street name” or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in “street name”, the Custodian shall utilize reasonable efforts only to timely collect income due the Fund on such securities and to notify the Fund of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

Section 2.4      Payment of Fund Monies. The Custodian shall pay out monies of the Fund upon receipt of Proper Instructions on behalf of the Fund, specifying (a) the amount of such payment and (b) the person or persons to whom such payment is to be made.

Section 2.5      Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of the Fund as approved by the Fund or its Sponsor. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

Section 2.6      Determination of Fund Deposit, etc. Subject to and in accordance with the directions of the Sponsor, the Custodian shall determine for the Fund after the end of each trading day on the New York Stock Exchange (the “NYSE”), in accordance with the respective Fund’s policies as adopted from time to time and in accordance with the procedures set forth in the Prospectus, the amount of cash or cash equivalent proceeds required for the issuance or redemption, as the case may be, of Shares in Basket aggregations of such Fund on such date. The Custodian shall provide or cause to be provided this information to the Funds’ distributor and other persons according to the policy established by the Fund and shall disseminate such information on each day that the NYSE is open, including through the facilities of the National Securities Clearing Corporation, prior to the opening of trading on the NYSE.

Section 2.6A.    Allocation of Deposit Security Shortfalls. While the Fund does not anticipate that its Baskets will generally contain securities (“Deposit Securities”), the Fund acknowledges that the Custodian maintains only one account on the books of the National Securities Clearing Corporation (the “NSCC”) for the benefit of all exchange traded funds for which the Custodian serves as custodian, including the Fund (collectively, the “ETF Custody Clients”). In the event that (a) two or more ETF Custody Clients require delivery of the same Deposit Security in order to purchase a Basket, and (b) the NSCC, pursuant to its Continuous Net Settlement system, delivers to the Custodian’s NSCC account less than the full amount of such Deposit Security necessary to satisfy in full each affected ETF Custody Client’s required amount (a “Common Deposit Security Shortfall”), then, until all Common Deposit Security Shortfalls for a given Deposit Security are satisfied in full, the Custodian will allocate to each affected ETF Custody Client, on a pro rata basis, securities and/or cash received in the Custodian’s NSCC account relating to such shortfall, first to satisfy any prior unsatisfied Common Deposit Security Shortfall, and then to satisfy the current Common Deposit Security Shortfall.

Section 2.7     Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof, and shall credit such income, as collected, to such Fund’s custodian account. The Custodian shall present for payment all income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Fund on securities loaned shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

Section 2.8    Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. The Underlying Transfer Agent shall not be deemed an agent or sub-custodian of the Custodian for purposes of this Agreement.

Section 2.9    Deposit of Fund Assets in U.S. Securities Systems. The Custodian may deposit and/or maintain securities owned by the Fund in a U.S. Securities System in accordance with applicable Securities and Exchange Commission rules and regulations, if any, and to the extent applicable hereto.

Section 2.10   Segregated Account. Upon receipt of Proper Instructions, the Custodian shall on behalf of the Fund establish and maintain a segregated account or accounts for and on behalf of such Fund for any purpose, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.9 hereof.

Section 2.11   Deposit of Fund Assets with the Underlying Transfer Agent. Underlying Shares beneficially owned by the Fund shall be deposited and/or maintained in an account or accounts maintained with an Underlying Transfer Agent and the Custodian’s only responsibilities with respect thereto shall be limited to the following:

1)	Upon receipt of a confirmation or statement from an Underlying Transfer Agent that such Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Fund, the Custodian shall identify by book-entry that such Underlying Shares are being held by it as custodian for the benefit of such Fund.

2)	In respect of the purchase of Underlying Shares for the account of a Fund, upon receipt of Proper Instructions, the Custodian shall pay out monies of such Fund as so directed, and record such payment from the account of such Fund on the Custodian’s books and records.

3)	In respect of the sale or redemption of Underlying Shares for the account of a Fund, upon receipt of Proper Instructions, the Custodian shall transfer such Underlying Shares as so directed, record such transfer from the account of such Fund on the Custodian’s books and records and, upon the Custodian’s receipt of the proceeds therefor, record such payment for the account of such Fund on the Custodian’s books and records.

4)	The Custodian will implement procedures to ensure that the Underlying Transfer Agent’s records of the Fund’s holdings of Underlying Shares are properly reconciled with the Custodian’s records.

Section 2.12  Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of the Fund held by it and in connection with transfers of securities.

Section 2.13  Proxies. The Custodian shall deliver to the Fund, in the most expeditious manner practicable, all forms of proxies, all notices of meetings, and any other notices or announcements affecting or relating to securities owned by the Fund that are received by the Custodian, any Sub-Custodian, or any nominee of either of them (or with the exercise of reasonable care that the Custodian, any Sub-Custodian, or any nominee of either of them should have become aware), and, upon receipt of Proper Instructions, the Custodian shall execute and deliver, or cause such Sub-Custodian or nominee to execute and deliver, such proxies or other authorizations as may be required. The Custodian recognizes that this requirement applies to all securities and that the Fund’s investments in non-U.S. securities may entail proxies and notices, which, for the avoidance of doubt, are subject to this Agreement. Except as directed pursuant to Proper Instructions, neither the Custodian nor any Sub-Custodian or nominee shall vote upon any such securities, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto. In the event that the Custodian is unable to vote upon any such securities in accordance with Proper Instructions for any reason including, but not limited to, the failure of the Fund to deliver any necessary powers of attorney or other documentation, the Custodian shall promptly notify (subject to market practices and rules) the Fund. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

Section 2.14  Communications Relating to Domestic Fund Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with domestic securities or other property of the Fund at any time held by it unless (i) the Custodian is in actual possession of such domestic securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power. The Custodian shall also transmit promptly to the Fund all written information received by the Custodian regarding any class action or other collective litigation in connection with Fund securities or other assets issued in the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian for the account of the, including, but not limited to, opt-out notices and proof-of-claim forms. The Custodian will not support class-action participation by the Fund beyond such forwarding of written information received by the Custodian. For the avoidance of doubt, upon and after the effective date of any termination of this Agreement, with respect to the Fund the Custodian shall have no responsibility to so transmit any information under this Section 2.14.

Section 2.15.  Provision of Information. At the request of the Fund, the Custodian shall promptly provide to the Fund all information relating to the Fund, or any of its Fund’s, cash, securities, and other assets which may be reasonably requested by the Fund in order to determine the amount to be paid to the Custodian under Section 15 hereof. Such information shall be delivered to the Fund at such time(s) and in such form(s) specified by the Fund.

Section 3.     [Reserved]

Section 4.     Activities of the Custodian with Respect to Property Held Outside the United States

Section 4.1.   Appointment of Foreign Sub-Custodians. The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Fund's securities and other assets maintained outside the United States in the countries listed on Schedule A (“foreign countries”) the foreign banking institutions and foreign securities depositories designated on Schedule A hereto (“foreign sub-custodians”).

Section 4.2.   Foreign Securities Systems. Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Fund shall be maintained in a clearing agency which acts as a securities depository or in a book-entry system for the central handling of securities located outside the United States (each, a “Foreign Securities System”) only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof.

Section 4.4.   Holding Securities. Foreign securities and other financial assets held outside of the United States shall be maintained in a Foreign Securities System in a foreign country through arrangements implemented by the Custodian or foreign sub-custodian, as applicable, in the foreign country. The Custodian shall identify on its books as belonging to the Fund the foreign securities and other financial assets held by each foreign sub-custodian or Foreign Securities System. The Custodian may hold foreign securities and other financial assets for all of its customers, including the Fund, with any foreign sub-custodian in an account that is identified as the Custodian’s account for the benefit of its customers; provided however, that (a) the records of the Custodian with respect to foreign securities or other financial assets of the Fund maintained in the account shall identify those securities and other financial assets as belonging to the Fund and (b) to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities and other financial assets so held by the foreign sub-custodian be held separately from any assets of the foreign sub-custodian or of other customers of the foreign sub-custodian.

Section 4.4.    Registration of Foreign Securities. Foreign securities and other financial assets held outside of the United States maintained in the custody of foreign sub-custodian and that are not bearer securities shall be registered in the name of the Fund or in the name of the Custodian or in the name of any foreign sub-custodian or in the name of any nominee of any of the foregoing. The Fund agrees to hold any such nominee harmless from any liability as a holder of record of the foreign securities or other financial assets. The Custodian or foreign sub-custodian reserves the right not to accept securities or other financial assets on behalf of the Fund under the terms of this Agreement unless the form of the securities or other financial assets and the manner in which they are delivered are in accordance with local market practice.

Section 4.5    Agreements with Foreign Banking Institutions. The Custodian shall use commercially reasonable efforts to require that each agreement with a foreign banking institution employed as a foreign sub-custodian shall provide that: (a) the Fund's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of the foreign banking institution arising under bankruptcy, insolvency or similar laws; (b) beneficial ownership of the Fund's assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Fund; (d) officers of (references to officers and/or trustees of the Fund as used herein shall be deemed to include officers and/or trustees/directors of the Sponsor) or auditors employed by, or other representatives of the Fund, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Fund held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

Section 4.6    Access of Independent Accountants of the Fund. Upon request of the Fund, the Custodian will use commercially reasonable efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

Section 4.7.   Reports by Custodian. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Fund's foreign securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of the Fund indicating, as to foreign securities acquired for the Fund, the identity of the entity having physical possession of such securities.

Section 4.8   Bank Accounts.

4.8.1   General. The Custodian shall identify on its books as for the account of the Fund the amount of cash (including cash denominated in foreign currencies) deposited with the Custodian. The Custodian shall maintain cash deposits in on book currencies on its balance sheet.

The Custodian shall be liable for such balances. If the Custodian is unable to maintain, or market practice does not facilitate the maintenance for the Fund of a cash balance in a currency as an on book currency, a deposit account shall be opened and maintained by the Custodian outside the United States on behalf of the Fund with foreign sub-custodian. The Custodian shall not maintain the cash deposit on its balance sheet. The foreign sub-custodian will be liable for such balance directly to the Fund. All deposit accounts referred to in this Section shall be subject only to draft or order by the Custodian or, if applicable, the foreign sub-custodian acting pursuant to the terms of this Agreement. Cash maintained in a deposit account and denominated in an “on book” currency will be maintained under and subject to the laws of The Commonwealth of Massachusetts. The Custodian will not have any deposit liability for deposits in any currency that is not an “on book” currency.

4.8.2   Non-U.S. Branch and Non-U.S. Dollar Deposits. In accordance with the laws of the Commonwealth of Massachusetts, the Custodian shall not be required to repay any deposit made at a non-U.S. branch of the Custodian or any deposit made with the Custodian and denominated in a non-U.S. dollar currency, if repayment of the deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a de facto or a de jure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or (c) the closure of a non-U.S. branch in order to prevent, in the reasonable judgment of the Custodian, harm to the employees or property of the Custodian.

Section 4.9.   Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Fund shall be entitled. If extraordinary measures are required to collect the income or payment, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures. The Custodian shall credit income to the Company as such income is received or in accordance with the Custodian’s then current payable date income schedule. Any credit to the Company in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course, and the Company may be charged at the Custodian’s applicable rate for time credited. Income on securities or other financial assets loaned other than from the Custodian’s securities lending program shall be credited as received.

Section 4.10.   Transactions in Foreign Custody Account.

4.10.1  Delivery Out. The Custodian or a foreign sub-custodian shall release and deliver foreign securities or other financial assets held outside of the United States owned by the Fund and held by the Custodian or such foreign sub-custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, specifying the foreign securities to be delivered and the person or persons to whom delivery is to be made. The Custodian shall pay out, or direct the respective foreign sub-custodian or the respective Foreign Securities System to pay out, cash of the Fund only upon receipt of Proper Instructions specifying the amount of the payment and the person or persons to payment is to be made.

4.10.2  Market Conditions. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for the Foreign Assets from such purchaser or dealer.

Section 4.11  Shareholder or Bondholder Rights. The Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder and bondholder rights with respect to foreign securities and other financial assets held outside the United States, subject always to the laws, regulations and practical constraints that may exist in the country where the securities or other financial assets are issued. The Custodian may utilize Broadridge Financial Solutions, Inc. or another proxy service firm of recognized standing as its delegate to provide proxy services for the exercise of shareholder and bondholder rights. Local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder and bondholder rights.

Section 4.12.  Communications. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian through foreign sub-custodian from issuers of the foreign securities and other financial asset assets being held outside the United States for the account of the Fund. The Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of foreign securities whose tender or exchange is sought or from the party or its agent making the tender or exchange offer. The Custodian shall also transmit promptly to the Fund all written information received by the Custodian through foreign sub-custodian from issuers of the foreign securities or other financial assets issued outside of the United States and being held for the account of the Fund regarding any class action or other collective litigation relating to the Fund’s foreign securities or other financial assets issued outside the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian via a foreign sub-custodian for the account of the Fund, including, but not limited to, opt-out notices and proof-of-claim forms. The Custodian does not support class-action participation by the Fund beyond such forwarding of written information received by the Custodian.

Section 5.     Contractual Settlement Services (Purchase / Sales)

Section 5.1  The Custodian shall, in accordance with the terms set out in this section, debit or credit the appropriate cash account of theFund in connection with (i) the purchase of securities for theFund, and (ii) proceeds of the sale of securities held on behalf of the Fund, on a contractual settlement basis.

Section 5.2  The services described above (the “Contractual Settlement Services”) shall be provided for such instruments and in such markets as the Custodian may advise from time to time. The Custodian may terminate or suspend any part of the provision of the Contractual Settlement Services under this Agreement at its sole discretion immediately upon notice to the, including, without limitation, in the event of force majeure events affecting settlement, any disorder in markets, or other changed external business circumstances affecting the markets or the Fund, provided that the Custodian shall be acting within the standard of care set forth in Section 16.1.

Section 5.3  The consideration payable in connection with a purchase transaction shall be debited from the appropriate cash account of the Fund as of the time and date that monies would ordinarily be required to settle such transaction in the applicable market. The Custodian shall promptly recredit such amount at the time that the Fund or the Fund notifies the Custodian by Proper Instruction that such transaction has been canceled.

Section 5.4  With respect to the settlement of a sale of securities, a provisional credit of an amount equal to the net sale price for the transaction (the “Settlement Amount”) shall be made to the account of the Fund as if the Settlement Amount had been received as of the close of business on the date that monies would ordinarily be available in good funds in the applicable market. Such provisional credit will be made conditional upon the Custodian having received Proper Instructions with respect to, or reasonable notice of, the transaction, as applicable; and the Custodian or its agents having possession of the asset(s) (which shall exclude assets subject to any third party lending arrangement entered into by a Fund) associated with the transaction in good deliverable form and not being aware of any facts which would lead them to believe that the transaction will not settle in the time period ordinarily applicable to such transactions in the applicable market.

Section 5.5.  Simultaneously with the making of such provisional credit, the Fund agrees that the Custodian shall have, and hereby grants to the Custodian, a security interest in any property at any time held for the account of the Fund to the full extent of the credited amount, and each Fund hereby pledges, assigns and grants to the Custodian a continuing security interest and a lien on any and all such property under the Custodian’s possession, in accordance with the terms of this Agreement. In the event that the Fund fails to promptly repay any provisional credit, the Custodian shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of The Commonwealth of Massachusetts.

Section 5.6  The Custodian shall have the right to reverse any provisional credit or debit given in connection with the Contractual Settlement Services at any time when the Custodian believes, in its reasonable judgment, that such transaction will not settle in accordance with its terms or amounts due pursuant thereto, will not be collectable or where the Custodian has not been provided Proper Instructions with respect thereto, as applicable, and the Fund shall be responsible for any costs or liabilities resulting from such reversal. Upon such reversal, a sum equal to the credited or debited amount shall become immediately payable by the Fund to the Custodian and may be debited from any cash account held for benefit of the Fund.

Section 5.7   In the event that the Custodian is unable to debit an account of the Fund, and the Fund fails to pay any amount due to the Custodian at the time such amount becomes payable in accordance with this Agreement, (i) the Custodian may charge the Fund for reasonable costs and expenses associated with providing the provisional credit, including without limitation the cost of funds associated therewith, (ii) the amount of any accrued dividends, interest and other distributions with respect to assets associated with such transaction may be set off against the credited amount, (iii) the provisional credit and any such costs and expenses shall be considered an advance of cash for purposes of the Agreement and (iv) the Custodian shall have the right to setoff against any property and to sell, exchange, convey, transfer or otherwise dispose of any property at any time held for the account of the Fund to the full extent necessary for the Custodian to make itself whole.

Section 6.     Foreign Exchange.

Section 6.1.   Generally. Upon receipt of Proper Instructions, which for purposes of this section may also include security trade advices, the Custodian shall facilitate the processing and settlement of foreign exchange transactions. Such foreign exchange transactions do not constitute part of the services provided by the Custodian under this Agreement.

Section 6.2.   Fund Elections. The Fund (or its Sponsor acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with the Custodian, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Fund and its affiliated companies (“SSGM”), or with a sub-custodian. Where the Fund or its Sponsor gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the Client Publications, the Fund (or its Sponsor) instructs the Custodian, on behalf of the Fund, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable sub-custodian. The Custodian shall not have any agency (except as contemplated in preceding sentence), trust or fiduciary obligation to the Fund, its Sponsor or any other person in connection with the execution of any foreign exchange transaction. The Custodian shall have no responsibility under this Agreement for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by the Fund (or its Sponsor acting on its behalf) or the reasonableness of the execution rate on any such transaction.

Section 6.3.  Fund Acknowledgement The Fund acknowledges that in connection with all foreign exchange transactions entered into by the Fund (or its Sponsor acting on its behalf) with SSGM or any sub-custodian, SSGM and each such sub-custodian:

(i)	shall be acting in a principal capacity and not as broker, agent or fiduciary to the Fund or its Sponsor;

(ii)	shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to the Fund or its Sponsor; and

(iii)	shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with the Fund or its Sponsor from time to time or (b) in the case of an indirect foreign exchange service, (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by the Fund or the Sponsor or (ii) as established by the sub-custodian from time to time.

Section 6.4.   Transactions by State Street. The Custodian or its affiliates, including SSGM, may trade based upon information that is not available to the Fund (or its Sponsor acting on its behalf), and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with the Fund (or its Sponsor), and shall have no obligation, under this Agreement, to share such information with or consider the interests of their respective counterparties, including, where applicable, the Fund or the Sponsor.

Section 7.     Payments for Sales or Repurchases or Redemptions of Shares

The Custodian shall receive from the distributor of the Shares or from the Fund’s transfer agent (the “Transfer Agent”), as the case may be, and deposit into the account of the appropriate Fund such payments as are received for Shares, in Basket aggregations, thereof issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for shares of such Fund.

From such funds and securities as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds and securities available for payment to, or in accordance with the instructions of, Authorized Participants (as defined in the Prospectus) who have delivered to the Transfer Agent proper instructions for the redemption or repurchase of their shares, in Basket aggregations, which shall have been accepted by the Transfer Agent, the applicable Fund Securities (as defined in the Prospectus) (or such securities in lieu thereof as may be designated by the Sponsor of the Fund in accordance with the Prospectus) for such Fund and the Cash Redemption Amount (as defined in the Prospectus), if applicable, less any applicable Redemption Transaction Fee (as defined in the Prospectus). The Custodian will transfer the applicable Fund Securities to or on the order of the Authorized Participant. Any cash redemption payment (less any applicable Redemption Transaction Fee) due to the Authorized Participant on redemption shall be effected through the DTC (as defined in the Prospectus) system or through wire transfer in the case of redemptions effected outside of the DTC system.

Section 8.     Proper Instructions

“Proper Instructions,” which may also be standing instructions, shall mean instructions received by the Custodian from the Fund or its Sponsor or a person or entity duly authorized by either of them. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed from time to time by the Custodian and the person(s) or entity giving such instruction, provided that the Fund has followed any security procedures agreed to from time to time by the Fund and the Custodian including, but not limited to, the security procedures selected by the Fund via the form of Funds Transfer Addendum hereto, the terms of which are hereby agreed to. The Custodian may agree to accept oral instructions, and in such case oral instructions will be considered Proper Instructions. The Fund shall cause all oral instructions to be confirmed in writing. The Custodian shall be entitled conclusively to rely and act upon Proper Instructions until the Custodian has received notice of any change from the Fund and has had a reasonable time to implement such change. The Custodian may act on a Proper Instruction if it reasonably believes it contains sufficient information, and may refrain from acting on any Proper Instructions until such time that it has determined, in its sole discretion, that is has received any required clarification and/or authentication of Proper Instructions, provided the Custodian shall be acting within the standard of care set forth in Section 16.1. The Custodian may rely upon and shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it in good faith to be genuine and to have been properly executed by or on behalf of the Fund.

If the Custodian is not provided with reasonable time to execute a Proper Instruction (including any Proper Instruction not to execute, or any other modification to, a prior Proper Instruction) the Custodian will use good faith efforts to execute the Proper Instruction but will not be responsible or liable if such efforts are not successful (including any inability to change any actions that the Custodian had taken pursuant to the prior Proper Instruction) provided that the Custodian has acted within the standard of care set forth in Section 16.1. The inclusion of a statement of purpose or intent (or any similar notation) in a Proper Instruction shall not impose any additional obligations on the Custodian or condition or qualify its authority to effect such Proper Instruction. The Custodian will not assume a duty to ensure that the stated purpose or intent is fulfilled, and will have no responsibility or liability when it follows the Proper Instruction without regard to such purpose or intent provided that the Custodian has acted within the standard of care set forth in Section 16.1.

Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, the Fund shall deliver to the Custodian an officer’s certificate setting forth the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund. Such certificate may be accepted and conclusively relied upon by the Custodian and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary.

Section 9.     [Reserved]

Section 10.    Actions Permitted without Express Authority

The Custodian may in its discretion, without express authority from the,but otherwise acting within the standard of care set forth in Section 16.1:

1)	Make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement; provided that all such payments shall be accounted for to the Fund;

2)	Surrender securities in temporary form for securities in definitive form;

3)	Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

4)	In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Fund.

Section 11.	Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Fund or Sponsor on the Fund’s behalf to keep the books of account of each Fund and/or compute the net asset value per share of the outstanding shares or, if directed in writing to do so by the Fund on behalf of a Fund, shall itself keep such books of account and/or compute such net asset value per share. The Custodian shall transmit the net asset value per share of theFund to the Transfer Agent, the Distributor, the NYSE and such other entities as directed in writing by the Fund. If and as so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per Share and the daily income of the Fund shall be made at the time or times described from time to time in the Prospectus. The Custodian shall on each day a Fund is open for the purchase or redemption of shares of the Fund compute the number of shares of each Deposit Security (as defined in the Prospectus) to be included in the current Fund Deposit (as defined in the Prospectus) and the Fund Securities (as defined in the Prospectus) and shall transmit such information to the NSCC.

The Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of shares of a fund held by it on behalf of the Fund and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 11 and in Section 12 hereof; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent.

Section 12.    Records

The Custodian shall with respect to the Fund create and maintain all records relating to its activities and obligations under this Agreement. All such records shall be the property of the Fund, copies shall be furnished promptly to the Fund or any successor custodian upon request and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund’s request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations. In the event that the Custodian is requested or authorized by the Fund, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Fund by state or federal regulatory agencies, to produce the records of the Fund or the Custodian’s personnel as witnesses or deponents, the Fund agrees to pay the Custodian for the Custodian’s time and reasonable expenses, as well as the reasonable fees and expenses of the Custodian’s counsel, incurred in such production.

Section 13.    Opinion of Fund’s Independent Accountant

The Custodian shall cooperate reasonably with the the Fund’s independent accountants.

Section 14.    Reports to Fund by Independent Public Accountants

The Custodian shall provide the Fund at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (either, a “Securities System”), relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

Section 15.    Compensation of Custodian

The Custodian shall be entitled to reasonable compensation for its services and reasonable expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

Section 16.    Responsibility of Custodian

Section 16.1  Standard of Care. In performing the services hereunder, the Custodian shall act without negligence, willful misconduct, willful misfeasance, fraud, bad faith, reckless disregard of its duties and obligations under this Agreement and with the reasonable care, prudence, diligence, and skill that may be reasonably expected of a leading provider of custody services in carrying out all of its duties and obligations under this Agreement. The Custodian shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence; provided that, the Custodian shall not be indemnified against any liability (or any expenses incident to such liability) arising out of the Custodian’s failure to exercise its standard of care set out in this Section 16.1.

Except as may arise from the Custodian’s failure to exercise its standard of care, the Custodian shall be without liability to the Fund for any loss or expense resulting from or caused by: (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by the Fund or its duly authorized investment manager or Sponsor in their instructions to the Custodian provided such instructions have been in accordance with this Agreement; (iii) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (iv) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, the Custodian’s sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (v) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vi) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any foreign country, or political subdivision thereof or of any court of competent jurisdiction. The Custodian shall be without liability to the Fund for any loss or expense resulting from or caused by anything that is part of Country Risk.

Section 16.2  Disaster Recovery/Business Continuity. The Custodian shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions in the event of equipment failure, work stoppage, governmental action, communication disruption or other impossibility of performance beyond the Custodian’s control. The Custodian shall enter into and shall maintain in effect at all times during the term of this Agreement with appropriate parties one or more agreements making reasonable provision for (i) periodic back-up of the computer files and data with respect to the Fund and (ii) emergency use of electronic data processing equipment to provide services under this Agreement. Upon reasonable request, the Custodian shall discuss with the Fund any business continuity/disaster recovery plan of the Custodian and/or provide a high-level presentation summarizing such plan. The Custodian represents that its business continuity plan is appropriate for its business as a provider of custodian services to a registered commodity pool.

Section 16.3  Special or Consequential Damages. Notwithstanding anything contained herein to the contrary, neither party shall be liable for any indirect, special or consequential damages; provided that the foregoing limitation shall not apply with respect to damages or claims arising out of or relating to that party’s fraud or willful misconduct.

Section 16.4  Payment of Money. If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

Section 16.5  Mitigation by Custodian. Upon the occurrence of any event which causes or may cause any loss, damage or expense to the Fund, (i) the Custodian shall promptly notify the Fund of the occurrence of such event, (ii) the Custodian shall cause any applicable sub-custodian to, and (iii) the Custodian shall use its best efforts to cause any applicable sub-custodian or Eligible Securities Depository to, use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the Fund.

Section 16.6.  Advice of Counsel. The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice provided however, with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be acting within the standard of care set forth in Section 16.1. The Custodian shall promptly notify the Fund of the receipt of such advice.

Section 16.7.  Lien If the Custodian, its affiliates, subsidiaries or agents advances cash or securities to the Fund for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement), or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, or if the Fund fails to compensate the Custodian pursuant to Section 15 hereof, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to pay or reimburse the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Fund’s assets to the extent necessary to obtain payment or reimbursement. The Custodian may at any time decline to follow Proper Instructions to deliver out to the Fund cash or securities if the Custodian determines in its reasonable discretion that, after giving effect to the Proper Instructions, the cash or securities remaining will not have sufficient value fully to secure the Fund's payment or reimbursement obligations, whether contingent or otherwise, and Custodian shall promptly notify the Fund of such action.

Section 17. Liability of Custodian for Actions of Other Persons.

Section 17.1  Domestic Sub-Custodians, Foreign Sub-Custodians. The Custodian shall be liable for the actions or omissions of any domestic sub-custodian or any foreign sub-custodian to the same extent as if such action or omission was performed by the Custodian itself, taking into account established market practices and local laws prevailing in the jurisdiction in which the acts and omissions of such sub-custodian occur. In the event of any loss, damage or expense suffered or incurred by the Fund caused by or resulting from the actions or omissions of any domestic sub-custodian or foreign sub-custodian for which the Custodian would otherwise be liable, the Custodian shall promptly reimburse the Fund in the amount of any such loss, damage or expense. The Custodian shall be without liability for any loss, damage or expense caused by or resulting from the insolvency of any domestic sub-custodian or foreign sub-custodian that is not a wholly-owned subsidiary of the Custodian; provided, however, that the foregoing exculpation of the Custodian with respect to the insolvency of a particular foreign sub-custodian shall not be applicable if the Custodian fails to comply with its obligations under this Agreement or as a Foreign Custody Manager pursuant to Rule 17f-5 with respect to such foreign sub-custodian. For the avoidance of doubt, if the Custodian has met its standard of care hereunder and has fulfilled its obligations as a Foreign Custody Manager pursuant to Rule 17f-5 with respect to a foreign sub-custodian, then the Custodian shall be without liability for any loss, damage or expense caused by or resulting from the insolvency of such foreign sub-custodian.

Section 17.2  Special Sub-Custodians And Additional Custodians. Except as otherwise provided in any sub-custodian agreement to which the Custodian, the Fund and any Special Sub-Custodian or additional custodian are parties, the Custodian shall not be liable to the Fund for any loss, damage or expense suffered or incurred by the Fund resulting from the actions or omissions of a Special Sub-Custodian or additional custodian, unless such loss, damage or expense is caused by, or arises from, the failure of the Custodian to meet its standard of care as set out in Section 16.1 of this Agreement; provided however, that in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against any Special Sub-Custodian or additional custodian to protect the interests of the Fund. The Custodian shall be without liability for any loss, damage or expense caused by or resulting from the insolvency of any Special Sub-Custodian or additional custodian.

Section 17.3  Securities Systems. The Custodian shall not be liable to the Fund for any loss, damage or expense suffered or incurred by the Fund resulting from the use by the Custodian of a Securities System, unless such loss, damage or expense is caused by, or arises from the failure of the Custodian to meet its standard of care as set out in Section 16.1 of this Agreement; provided however, that in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against the Securities System to protect the interests of the Fund. Notwithstanding the foregoing, the Custodian shall be without liability for any loss, damage or expense caused by or resulting from the insolvency of any Securities System.

Section 18.    Effective Period, Termination and Amendment.

This Agreement shall remain in full force and effect for an initial term ending March 31, 2019 (the “Initial Term”). After the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms (each, a “Renewal Term”) unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be. During the Initial Term and thereafter, either party may terminate this Agreement: (i) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within 60 days’ written notice of such breach,

(ii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction, or (iii) based upon the Fund’s determination that there is a reasonable basis to conclude that the Custodian is insolvent or that the financial condition of the Custodian is deteriorating in any material respect.

Upon termination of this Agreement pursuant to this Section with respect to the Fund, the Fund shall pay Custodian its compensation due and shall reimburse Custodian for its costs, expenses and disbursements except, if termination is based on termination for a material breach of this Agreement coupled with the Custodian’s failure to meet its standard of care under this Agreement, less any losses or damages caused by such event.

The provisions of Sections 6, 15, 16, 17 and 22.10 of this Agreement shall survive termination of this Agreement for any reason.

This Agreement may be amended by a written agreement executed by both parties.

Section 19.    Successor Custodian

If a successor custodian for the Fund shall be appointed by the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities, funds and other properties of the Fund then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of the Fund held in a Securities System or at the Underlying Transfer Agent. If directed by the Fund, the Custodian will provide the services hereunder until a replacement custodian is in place, for a reasonable period of time not to exceed nine months, subject to the terms of this Agreement, including compensation.  The Custodian will also provide reasonable assistance to its successor, for such transfer, subject to the payment of such reasonable expenses and charges as the Custodian customarily charges for such assistance.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a Proper Instruction, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such Proper Instruction.

In the event that no Proper Instruction designating a successor custodian or alternative arrnagments shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, doing business in Boston, Massachusetts, or New York, New York and providing custody services to registered commodity pools, of its own selection, all securities, funds and other properties held by the Custodian hereunder and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of the Fund, and to transfer to an account of such successor custodian all of the Fund’s securities held in any Securities System or at the Underlying Transfer Agent. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to to provide Proper Instructions as aforesaid, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

Section 20. Remote Access Services Addendum. The Custodian and the Fund agree to be bound by the terms of the Remote Access Services Addendum hereto.

Section 21. Loan Services Addendum. In the event the Fund directs Custodian in writing to perform loan services, Custodian and the Fund hereby agree to be bound by the terms of the Loan Services Addendum attached hereto and the Fund shall reimburse Custodian for its fees and expenses related thereto as agreed upon from time to time in writing by the Fund and Custodian.

Section 22. General.

Section 22.1 Governing Law. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of state of New York.

Section 22.2 Prior Agreements. This Agreement supersedes and terminates, as of the date hereof, all prior agreements between the Fund and the Custodian relating to the custody of the Fund’s assets.

Section 22.3 Assignment. This Agreement may not be assigned by (a) the Fund without the written consent of the Custodian or (b) by the Custodian without the written consent of the Fund, except that the Custodian may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Custodian.

Section 22.4 Interpretive and Additional Provisions. In connection with the operation of this Agreement, the Custodian and the Fund, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of the Fund’s articles of organization and by-laws or agreement or declaration of trust, as applicable, and Prospectus (collectively, “Governing Documents”). No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

Section 22.5 Additional Funds. In the event that any commodity pool entity in addition to those listed on the Schedule A hereto desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, which shall not be unreasonably withheld, such commodity pool entityshall become a Fund hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth in Section 22.6 below.

Section 22.6 The Parties. In the case of a series corporation, trust or other entity, all references herein to the “Fund” are to the individual series or portfolio of such corporation, trust or other entity, or to such corporation, trust or other entity on behalf of the individual series or portfolio, as appropriate. Any reference in this Agreement to “the parties” shall mean the Custodian and the Fund. The Fund hereby represents and warrants that (a) it is a statutory trust, duly organized, existing and in good standing under the laws of its state of formation; (b) it has the requisite power and authority under applicable laws and by its Declaration of Trust and By-laws to enter into and perform this Agreement; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) it is a commodity pool that has properly registered its securities with the SEC under the applicable U.S. securities laws; (e) the Registration Statement been filed and will be effective and remain effective during the term of this Agreement; the Fund also warrants to the Custodian that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Trust offers or sells its shares have been made; (f) no legal or administrative proceedings have been instituted or threatened which would impair the Fund’s ability to perform its duties and obligations under this Agreement; (g) its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it; (h) as of the close of business on the date of this Agreement, the Fund is authorized to issue unlimited shares of beneficial interest; and (i) it has all necessary right, title, intellectual property, licenses, consents and content as may be necessary for the Fund to operate as presently contemplated. The Custodian hereby represents and warrants that (a) it is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts; (b) it has the organizational power and authority to carry on its business in The Commonwealth of Massachusetts; (c) all requisite organizational proceedings have been taken to authorize it to enter into and perform this Agreement; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair the Custodian’s ability to perform its duties and obligations under this Agreement; (e) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Custodian or any law or regulation applicable to it; (f) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; (g) it will promptly notify the Fund in the event that the Custodian is for any reason unable to perform any of its obligations under this Agreement;(h) it will promptly notify the Fund, except as may be prohibited by applicable law, of any legal, regulatory or administrative proceedings that have been instituted, which would materially impair the Custodian’s ability to perform its duties and obligations under this Agreement; and (i) the various procedures and systems which it has implemented with regard to safeguarding from loss or damage attributable to fire, theft or any other cause, the Fund’s records and other data and the Custodian’s records, data equipment facilities and other property used in the performance of its obligations hereunder are adequate and it will make such changes therein from time to time as it may deem reasonably necessary for the secure performance of its obligations hereunder. Each of the Fund and the Custodian further represents and warrants that it will promptly notify the other party if any of the above representations and warranties applicable to it ceases to be true or if it is unable to perform its obligations under this Agreement for any reason.

Section 22.7 Notices. All notices, requests, claims, demands and other communications required or permitted to be given under this agreement shall be in writing and shall be delivered by hand or sent by an internationally recognized overnight courier service with signature required for delivery, by facsimile where a confirmation of receipt is obtained, provided, however, that if sent by facsimile the written communication must also be sent by next business day delivery via an internationally recognized overnight courier service with signature required for delivery, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses:

To the Fund:	WisdomTree Commodity Pool
245 Park Avenue, 35th Floor
New York, NY 10167
Attn: Legal Department
Facsimile: 917-267-3851

To the Custodian:	State Street Bank and Trust Company
1200 Crown Colony Drive
Quincy, MA 02169
Attention: Matthew H. Malkasian
Telephone: 617-537-4685
Facsimile: 617-451-4786

with a copy to:	State Street Bank and Trust Company
2 Avenue de Lafayette
Boston, MA 02111
Attention: US Investor Services Legal Team, Senior Managing Counsel
Telephone: (617) 662-1783
Facsimile: (617) 662-2702

All such communications so addressed shall be deemed given (i) when delivered, if delivered personally to the intended recipient, or if sent by an internationally recognized courier service with signature required for delivery, or if sent by facsimile and a confirmation of receipt is obtained, and the written communication has also be sent for next business day delivery via a internationally recognized courier service with signature required for delivery (ii) three business days after being mailed if sent by certified or registered mail, postage prepaid, return receipt requested, or upon delivery if actual delivery occurs earlier.

Section 22.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

Section 22.9 Severability. If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on any occasion or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any such term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy. Any waiver must be in writing signed by the waiving party.

Section 22.10 Confidentiality. The parties hereto agree that each shall treat confidentially all information provided by each party to the other party regarding its business and operations, including information related to the development of new Funds(“Confidential Information”). All Confidential Information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or receiving services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party. The foregoing shall not be applicable to any information (i) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (ii) that is independently derived by any party hereto without the use of any information provided by the other party hereto in connection with this Agreement, (iii) that is disclosed, upon prior notice to the party whose information is being disclosed (to the extent that such notice is permissible), in the manner and to the extent required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation, or (iv) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld. Notwithstanding anything herein to the contrary, the Custodian and its affiliates may report and use nonpublic portfolio holdings information of its clients, including the Fund, on an aggregated basis with all or substantially all other client information and without specific reference to any Fund, provided that the Custodian shall be acting within the standard of care set forth in Section 16.1. Notwithstanding the foregoing, each party acknowledges that the other party may provide access to and use of confidential information relating to the other party to the disclosing party’s employees, affiliates, contractors, agents, professional advisors, auditors or persons performing similar functions, as necessary solely for the purpose of rendering services under this Agreement , provided that each person or entity shall be subject to confidentiality obligations substantially similar to those set forth herein. Further, each party agrees and represents that in no case would information it receives under this Agreement be used against the other party in a manner that is adverse to the other party’s interests (including the other party’s interests in competitive businesses). Nothing herein shall prohibit or restrict the right of each party (or its affiliates) to develop, use or market products or services similar to or competitive with those of the other party (or its affiliates) provided that any such development, use or marketing does not violate the confidentiality obligations set forth herein. Additionally, each party acknowledges that the other party (or its affiliates) may already possess or have developed products or services similar to or competitive with those of the other party.

The Custodian will employ reasonable safeguards designed to protect the Fund’s Confidential Information, which may include but are not limited to the use of encryption technologies, passwords and any other safeguards the Custodian may choose to employ. To the extent that Custodian’s affiliates or other permitted agents or subcontractors have access to Confidential Information, Custodian shall require that such entities are subject to terms governing confidentiality and security of such information that are substantially similar to those set forth in this Agreement. At all times, Custodian shall remain responsible and liable for such entities’ compliance with the terms of Section 22.13.

Custodian agrees to notify promptly the Fund of any breach of this Section 22.10 or Section 22.13 and to provide the Fund with details as to the nature and extent of the breach, including, but not limited to, the type of confidential or personal information disclosed and the identity of the recipients of such information.

To the extent reasonably possible, shareholder information made available to third parties by Custodian will be provided on a non-disclosed basis (that is, without information disclosing the identity of the shareholder).

Section 22.11 Reproduction of Documents. This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 22.12 Regulation GG. The Fund hereby represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) (“Regulation GG”). The Fund hereby covenants that it shall not engage in an Internet gambling business. In accordance with Regulation GG, the Fund is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

Section 22.13 Data Privacy. The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Fund’s shareholders, employees, directors and/or officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder.  For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) Social Security number, (b) driver’s license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account, or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account.  Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

Section 22.14 Shareholder Communications Election. SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, as may be applicable, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund’s name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian “no,” the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule, as applicable, to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund’s protection, the rule, as applicable, prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES ☐	The Custodian is authorized to release the Fund’s name, address, and share positions.

NO ☒	The Custodian is not authorized to release the Fund’s name, address, and share positions.

Section 22.15. Limitation of Liability of the Trustees and Shareholders. This Agreement is executed by the Sponsor on behalf of the Fund and the obligations hereunder are not binding upon any of the directors/trustees, officers or shareholders of the Fund (or its Sponsor) individually. Notwithstanding any other provision in this Agreement to the contrary, each and every obligation, liability or undertaking of the Fund under this Agreement shall constitute solely an obligation, liability or undertaking of, and be binding upon, the Fund and shall be payable solely from the available assets of such Fund and shall not be binding upon or affect any assets of any other Fund (or its Sponsor).

Section 22.16. Insurance. The Custodian shall at all times during the term of this Agreement maintain, at its cost, insurance coverage regarding its business in such amount and scope as it deems adequate in connection with the services provided by the Custodian under this Agreement.  Upon the Fund’s reasonable request, which in no event shall be more than once annually, the Custodian shall furnish to the Fund a summary of the Custodian’s applicable insurance coverage.

Section 22.17. Liability of Fund. The use of a single form of agreement referring to multiple Funds listed on Appendix A is for ease of administrative purposes only. Custodian and each Fund listed on Appendix A to this Agreement shall be deemed for all purposes to have entered into and executed a separate Agreement. The assets and liabilities of each Fund listed on Appendix A are separate and distinct; the obligations of or arising out of this Agreement are binding solely upon the assets or property of each Fund, on whose behalf this Agreement has been executed.

[Remainder of page intentionally left blank]

EXECUTION

Signature Page

In Witness Whereof, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative under seal as of the date first above-written.

Each Commodity Pool Entity
Identified On Schedule A hereto

By its Managing Owner And/Or Sponsor

By:
Gregory Barton
President

State Street Bank and Trust Company

By:
Gunjan Kedia
Executive Vice President

Master Custodian Agreement

Schedule A

to

Master Custodian Agreement

WisdomTree Continuous Commodity Index Fund (f/k/a GreenHaven Continuous Commodity Index Fund) and its master fund

WisdomTree Coal Fund (f/k/a GreenHaven Coal Fund)

App-1

SCHEDULE D

to

Master Custodian Agreement

Special Sub-Custodians

None

D-1